UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2016

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Black Box Corporation (the “Company”), the Nominating & Governance Committee (the “Nominating Committee”) of the Board of Directors of the Company (the “Board”) had engaged a national recruiting firm to assist it in an external search for a new President and Chief Executive Officer of the Company.
As a result of that search, on February 8, 2016, the Board appointed Mr. E.C. Sykes as President and Chief Executive Officer of the Company, effective February 29, 2016. Mr. Sykes also was elected a director, effective February 29, 2016. He will not serve on any Board committees.
Mr. Sykes was employed by Flextronics International Ltd. (an international supply chain solutions company) from 1999 to 2013. He advanced from General Manager to Executive Officer and President of the Industrial and Emerging Products Group. Following his career at Flextronics, Mr. Sykes was President and CEO of Switch Lighting (an LED lighting company) from 2013 to 2014. Since leaving Switch Lighting, Mr. Sykes has been a consultant, investor and has served on boards of private, public-private and educational endeavors.
Mr. Sykes will be paid a base salary of $650,000 and will be eligible to participate in annual and long-term incentive programs. His annual incentive target is expected to be 100% of base salary and his long-term incentive award is expected to be $2.0 million. He will be reimbursed costs associated with his relocation to the Pittsburgh, Pennsylvania area up to $200,000. As an officer and director, he will be entitled to the benefit of the Company’s directors’ and officers’ insurance.
In connection with Mr. Sykes appointment, on January 28, 2016, the Compensation Committee of the Board (the “Compensation Committee”) recommended that the Board approve and, on February 8, 2016, the Board approved, an agreement that provides for severance payments to Mr. Sykes upon termination of employment by the Company (other than due to death, disability, retirement or for cause) or by Mr. Sykes for good reason ( i.e. , a material diminution in base compensation, authority, duties or responsibilities) prior to a change-in-control of the Company. The severance owed in this case is a lump sum payment of not less than twelve (12) months' base salary and not more than the amount of base salary remaining to be paid to Mr. Sykes to the third anniversary of the date of the agreement. This agreement also provides for severance payments to Mr. Sykes upon termination of employment by the Company (other than due to death, disability, retirement or for cause) or by Mr. Sykes for good reason ( i.e. , a material diminution in base compensation, authority, duties or responsibilities or a relocation), in each case within two (2) years following a change-in-control of the Company. The amount of severance obligation owed in this case generally is an amount equal to three (3) times Mr. Sykes’ annual base salary and average incentive bonus received over the preceding three (3) years plus the amount that would be paid under any existing long-term incentive plan. In addition, if severance is owed following a change-in-control, all stock options held by the executive which did not immediately vest and/or become exercisable upon the occurrence of a change-in-control will vest and remain outstanding for their stated term, not to exceed ten (10) years. In the event that severance payments are owed, to the extent permitted by applicable law and the medical insurance and benefits policies to which Mr. Sykes is entitled to participate, the Company will maintain Mr. Sykes' paid coverage for health insurance (through the payment of Mr. Sykes' insurance premiums) generally for eighteen (18) months. Such payments are not required to be “grossed up” for the effect of any excise taxes that might be due under Section 280G of the Internal Revenue Code.
The agreement also contains provisions relating to non-disclosure of the Company's proprietary information, assignment of intellectual property rights to the Company and non-competition with the Company for a period of the period of severance in the event of a termination without cause and two (2) years following termination of employment with the Company in all other instances of separation of employment. The term of the agreement is five (5) years with an evergreen renewal on a one-year basis thereafter, absent notice of non-renewal six (6) months prior to the renewal date.
Upon the commencement of his employment with the Company, Mr. Sykes will receive an initial equity grant consisting of 40,000 shares of time-based restricted stock units that vest in three (3) equal annual installments.
The foregoing summary is qualified in its entirety by reference to the offer letter and agreement with Mr. Sykes attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference thereto.
Other than as described above, there are no other arrangements or understandings between Mr. Sykes and any other person pursuant to which Mr. Sykes was appointed as President and Chief Executive Officer and a director of the Company.  Mr. Sykes is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In addition, in connection with the foregoing events, on January 22, 2016, the Compensation Committee of the Board (the “Compensation Committee”) recommended that the Board approve and, on February 8, 2016, the Board approved, a separation agreement for Mr. Michael McAndrew, the current President and CEO of the Company, that provides for Mr. McAndrew’s resignation from the Board effective February 29, 2016, and for his continued employment through June 3, 2016 to assist in transition matters. Following his separation, in exchange for a full release and confirmation of his obligations including non-compete, confidentiality and non-solicit provisions, Mr. McAndrew will receive a severance amount equal to nine (9) months base salary. The foregoing summary is qualified in its entirety by reference to the separation agreement with Mr. McAndrew attached hereto as Exhibit 10.3 and incorporated herein by reference thereto. There are no disagreements between Mr. McAndrew and the Company on any matter relating to the Company’s operations, policies or practices.
Item 8.01    Other Items.

On February 9, 2016, the Company issued a press release regarding the events described in Item 5.02 of this Current Report on Form 8-K, a copy of which is filed herewith as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description
10.1        Offer Letter between the Company and E.C. Sykes dated February 8, 2016
10.2        Agreement between the Company and E.C. Sykes dated February 8, 2016
10.3        Agreement between the Company and Michael McAndrew dated February 8, 2016
10.4        Press release dated February 9, 2016
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: February 9, 2016
/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)
EXHIBITS INDEX
Exhibit No.     Description
10.1        Offer Letter between the Company and E.C. Sykes dated February 8, 2016 (1)
10.2        Agreement between the Company and E.C. Sykes dated February 8, 2016 (1)
10.3        Agreement between the Company and Michael McAndrew dated February 8, 2016 (1)
10.4        Press release dated February 9, 2016 (1)
(1) Filed herewith

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